                    Amendment to the Participation Agreement
                                      among
                        Delaware Group Premium Fund, Inc.
                           Delaware Distributors, Inc.
             Allmerica Financial Life Insurance and Annuity Company
                                       And
                First Allmerica Financial Life Insurance Company


WHEREAS, Delaware Group Premium Fund, Inc., Delaware Distributors, Inc., Allmerica Financial Life Insurance and Annuity Company (formerly SMA Life Assurance Company) and First Allmerica Financial Life Insurance Company (formerly State Mutual Life Assurance Company of America) entered into a Participation Agreement on December 23, 1991 ("Participation Agreement"); and

WHEREAS, the Participation Agreement provides for the amendment of Schedules 1, 2 and 3 thereto by mutual written consent of the parties from time to time in accordance with the provisions of Article XI thereof, and the parties now wish to amend and restate in their entirety Schedules 1, 2 and 3; and

WHEREAS, the parties wish to amend Section 3.1 under Article III; and

NOW, THEREFORE, the parties do hereby agree:

1. To replace Schedules 1, 2 and 3 of the Participation Agreement and any amendments thereto with the attached Schedules 1, 2 and 3 dated May 1, 2000.

2. To insert the following sentence after the last sentence of Section 3.1 of the Participation Agreement: Notwithstanding the foregoing and solely with respect to the Account assets supporting the Delaware ExecutiveSolutions variable life contracts, the cost of printing the Fund Prospectuses shall be borne by the Fund and the cost of printing the Contracts Prospectus shall be borne by the Distributor or its affiliate.

3. All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date specified below.

                                            DELAWARE DISTRIBUTORS, L.P.
DELAWARE GROUP PREMIUM FUND, INC.   By:     DELAWARE DISTRIBUTORS, INC.
                                            (General Partner)

By:      ________________________           By:      ________________________

Name:                                       Name:
Title:                                      Title:

Date:    ________________________           Date:    ________________________


ALLMERICA FINANCIAL LIFE INSURANCE          FIRST ALLMERICA FINANCIAL LIFE
AND ANNUITY COMPANY                         INSURANCE COMPANY

By:      ________________________           By:      ________________________

Name:    Richard M. Reilly                  Name:    Richard M. Reilly
Title:   President                          Title:   Vice President

Date:    ________________________           Date:    ________________________

                                   SCHEDULE 1

       SEPARATE ACCOUNTS OF ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY ("AFLIAC") AND FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                        ("FAFLIC") INVESTING IN THE FUND

                                As of May 1, 2000

Name of Account                                        Date Established
---------------                                        ----------------
Separate Account VA-K                                  November 1, 1990
Of AFLIAC

Separate Account VA-P                                  October 27, 1994
Of AFLIAC

Separate Account VEL                                   June 3, 1987
Of AFLIAC

Separate Account VEL II                                January 21, 1993
Of AFLIAC

Separate Account VEL III                               June 13, 1996
Of AFLIAC

Separate Account Inheiritage                           September 15, 1993
Of AFLIAC

Fulcrum Separate Account                               June 13, 1996
Of AFLIAC

Fulcrum Variable Life Separate Account                 June 13, 1996
Of AFLIAC

Group VEL Separate Account                             May 1, 1995
Of AFLIAC

Separate Account SPL-D                                 June 13, 1996
Of AFLIAC

Separate Account IMO                                   June 13, 1996
Of AFLIAC

Separate Account VA-K                                  August 20, 1991
Of FAFLIC

Separate Account VA-P                                  August 20, 1991
Of FAFLIC

Separate Account VEL II                                August 20, 1991
Of FAFLIC

Separate Account Inheiritage                           August 20, 1991
Of FAFLIC

Fulcrum Separate Account                               June 13, 1996
Of FAFLIC

Group VEL Separate Account                             November 13, 1996
Of FAFLIC

                                   SCHEDULE 2

                           Variable Annuity Contracts
                      And Variable Life Insurance Policies
                         Supported by Separate Accounts
                              Listed on Schedule 1

                                As of May 1, 2000

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

Individual Delaware Medallion Variable Annuity Contracts funded by sub-accounts of Separate Account VA-K and investing in shares of Delaware Group Premium Fund, Inc.

Individual Delaware Golden Medallion Variable Annuity Contracts funded by sub-accounts of Separate Account VA-K and investing in shares of Delaware Group Premium Fund, Inc.

Individual ExecAnnuity Plus Variable Annuity Contracts funded by sub-accounts of Separate Account VA-K and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.

Individual Allmerica Advantage Variable Annuity Contracts funded by sub-accounts of Separate Account VA-K and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.

Individual Allmerica Accumulator Variable Annuity Contracts funded by sub-accounts of Separate Account VA-K and investing in shares of Delaware Group Premium Fund, Inc.

Individual Pioneer Vision 1 & 2 Variable Annuity Contracts funded by sub-accounts of Separate Account VA-P and investing in shares of Delaware Group Premium Fund, Inc.

Individual Pioneer C-Vision Variable Annuity Contracts funded by sub-accounts of Separate Account VA-P and investing in shares of Delaware Group Premium Fund, Inc.

Individual Pioneer Xtra Vision Variable Annuity Contracts funded by sub-accounts of Separate Account VA-P and investing in shares of Delaware Group Premium Fund, Inc.

Individual VEL Variable Life Insurance Policies funded by sub-accounts of Separate Account VEL and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.

Individual VEL II Variable Life Insurance Policies funded by sub-accounts of Separate Account VEL II and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.

Individual VEL III Variable Life Insurance Policies funded by sub-accounts of Separate Account VEL III and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.

Individual Inheiritage Variable Life Insurance Policies funded by sub-accounts of Separate Account Inheiritage and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.

Individual Fulcrum Variable Annuity Contracts funded by sub-accounts of Fulcrum Separate Account and investing in shares of Delaware Group Premium Fund, Inc.

Individual Fulcrum Variable Life Insurance Policies funded by sub-accounts of Fulcrum Variable Life Separate Account and investing in shares of Delaware Group Premium Fund, Inc.

Group Variable Life Insurance Policies funded by sub-accounts of Group VEL Account and investing in shares of Delaware Group Premium Fund, Inc.

Individual Variable Life Policies funded by sub-accounts of Separate Account SPL-D and investing in shares of Delaware Group Premium Fund, Inc.

Individual Variable Life Policies funded by sub-accounts of Separate Account IMO and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Individual Delaware Medallion Variable Annuity Contracts funded by sub-accounts of Separate Account VA-K and investing in shares of Delaware Group Premium Fund, Inc.

Individual ExecAnnuity Plus Variable Annuity Contracts funded by sub-accounts of Separate Account VA-K and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.

Individual Allmerica Advantage Variable Annuity Contracts funded by sub-accounts of Separate Account VA-K and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.

Individual Allmerica Accumulator Variable Annuity Contracts funded by sub-accounts of Separate Account VA-K and investing in shares of Delaware Group Premium Fund, Inc.

Individual Pioneer Vision 1 & 2 Variable Annuity Contracts funded by sub-accounts of Separate Account VA-P and investing in shares of Delaware Group Premium Fund, Inc.

Individual Pioneer C-Vision Variable Annuity Contracts funded by sub-accounts of Separate Account VA-P and investing in shares of Delaware Group Premium Fund, Inc.

Individual VEL II Variable Life Insurance Policies funded by sub-accounts of Separate Account VEL II and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.

Individual Inheiritage Variable Life Insurance Policies funded by sub-accounts of Separate Account Inheiritage and investing in shares of the International Equity Series of Delaware Group Premium Fund, Inc.

Individual Fulcrum Variable Annuity Contracts funded by sub-accounts of Fulcrum Separate Account and investing in shares of Delaware Group Premium Fund, Inc.

                                   SCHEDULE 3

                               Variable Contracts
                            Excluded from Section 1.8

                                As of May 1, 2000


ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

Individual Variable Annuity Contracts Marketed under the name "ExecAnnuity Plus"

Individual Variable Annuity Contracts Marketed under the name "Allmerica Advantage"

Individual Variable Annuity Contracts Marketed under the name "Allmerica Accumulator"

Individual Variable Annuity Contracts Marketed under the name "Pioneer Vision 1 & 2"

Individual Variable Annuity Contracts Marketed under the name "Pioneer C-Vision"

Individual Variable Annuity Contracts Marketed under the name "Pioneer Xtra Vision"

Individual Variable Annuity Contracts Marketed under the name "Fulcrum"

Individual Variable Life Insurance Policies Marketed under the name "VEL"

Individual Variable Life Insurance Policies Marketed under the name "VEL Plus"

Individual Variable Life Insurance Policies Marketed under the name "VEL II"

Individual Variable Life Insurance Policies Marketed under the name "Estate Optimizer"

Individual Variable Life Insurance Policies Marketed under the name
"Inheiritage"

Individual Variable Life Insurance Policies Marketed under the name "Fulcrum Variable Life (SPVUL)"

Group Variable Life Insurance Policies Marketed under the name "Group VEL"

Individual Variable Life Insurance Policies Marketed under the name "VUL 2001"

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Individual Variable Annuity Contracts Marketed under the name "ExecAnnuity Plus"

Individual Variable Annuity Contracts Marketed under the name "Allmerica Advantage"

Individual Variable Annuity Contracts Marketed under the name "Allmerica Accumulator"

Individual Variable Annuity Contracts Marketed under the name "Pioneer Vision 1 & 2"

Individual Variable Annuity Contracts Marketed under the name "Pioneer C-Vision"

Individual Variable Annuity Contracts Marketed under the name "Fulcrum"

Individual Variable Life Insurance Policies Marketed under the name "VEL II"

Individual Variable Life Insurance Policies Marketed under the name
"Inheiritage"

Group Variable Life Insurance Policies Marketed under the name "Group VEL"